[CHECKERS LOGO]                                                        EXHIBIT 5





                                        November 5, 1997




Checkers Drive-In Restaurants, Inc.
600 Cleveland Street
8th Floor
Clearwater, Florida 33755

         Re:     Registration Statement on Form S-4 (No. 333-3800)

Gentlemen:

         You have requested my opinion as General Counsel for Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of shares (the "Shares") of the Company's Common Stock, $0.001 par value per share. The Shares are being issued in exchange for the Company's promissory note dated May 4, 1994 payable to Restaurant Development Group, Inc. ("RDG") in the original principal amount of $1,693,225.27 and pursuant to a price guarantee, all in accordance with the Company's Registration Statement of Form S-4 (No. 333-3800), as amended (the "Registration Statement").

         In rendering my opinion herein, I have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to me; the authenticity of all documents submitted to me as originals; the conformity to originals of all documents submitted to me as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders; due adoption of resolutions by the Company's Board of Directors or the Executive Committee thereof approving the offer and sale of the Shares and the receipt by the Company of full and valid consideration for the Shares. In addition, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion.

         Based on the foregoing, it is my opinion that, when issued, the Shares will be validly issued, fully paid and non-assessable.

Checkers Drive-In Restaurants, Inc.
November 5, 1997
Page 2





         This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without our written consent; however, we hereby consent to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.

                                        Respectfully submitted,




                                        James T. Holder
                                        Senior Vice President and
                                         General Counsel

JTH:dmf